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                                                                  EXHIBIT 23.2


                                  [LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the filing of our report dated March 25, 1998 appearing on page F-2 of this Form 10-K and to the incorporation by reference of such report in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-45397, 333-52941,
333-58401) and in the Registration Statements on Form S-8 (No. 333-22197 and 333-62389) of Acacia Research Corporation.

/s/ Finocchiaro & Co.

Finocchiaro & Co.
Pasadena, California
March 26, 1999